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                                                                     EXHIBIT 4.3

                                AMENDMENT NO. 2

                 Amendment No. 2 dated as of September 30, 1994 ("Amendment No. 2") to the Amendment and Restatement of Amendment, Restatement and Consolidation of Credit Agreement dated as of August 6, 1993, as amended by Amendment No. 1 dated as of December 28, 1993 ("Amendment No. 1") (as amended and in effect from time to time, the "Credit Agreement"), among Presidio Oil Company, a Delaware corporation (the "Guarantor" or "Presidio"), Presidio Exploration, Inc., a Colorado corporation (the "Borrower" or "Exploration"; each of the Borrower and the Guarantor are referred to as an "Obligor" and together, the "Obligors"), the banks (the "Banks") parties thereto and The Chase Manhattan Bank (National Association), as agent for the Banks (in such
capacity, the   "Agent").  Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

                 WHEREAS, the Obligors have requested that the Banks modify and amend certain terms of the Credit Agreement; and

                 WHEREAS, the Agent and the Banks are willing to agree to such modifications and amendments on the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the agreements, representations and warranties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION 1

                                   Amendment

                 1.1      The Credit Agreement is hereby amended as follows:

                          (a)     Section 2.1 (a) (iv) of the Credit Agreement
is deleted in its entirety.

                          (b)     Section 2.1 (c) (i) of the Credit Agreement
is deleted in its entirety and replaced by the following:
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                                    "(i)     Working Capital Loans may only be
         used for seasonal working capital needs."

                          (c)     Section 4.8 of the Credit Agreement is
amended by deleting "Clean Up" from the phase "Borrowings of, Conversions into, Continuations as, or duration of Interest Clean Up Period for, Eurodollar Loans".

                          (d)     The definition of "Clean Up Period" in Annex
I of the Credit Agreement is deleted in its entirety.

                          (e)     Section 3.14(e) in Annex III of the Credit
Agreement is deleted in its entirety and replaced by the following:

                                  "assets other than Mortgaged Properties and
         other than assets referred to in clauses (a) - (d) of this Section
         3.14 at fair market value so long as not less than 75% of the net proceeds in excess of $5,000,000 in the aggregate of all such sales after the date hereof are applied to make capital expenditures otherwise permitted by Section 3.20 hereof and"

                          (f)     Section 3.24 in Annex III of the Credit
Agreement is deleted in its entirety and replaced by the following:

                                  "3.24  Operating Cash Flow Ratio.  In respect
         of each fiscal quarter commencing on or after October 1, 1994, Presidio shall not permit, as of the last day of each such fiscal quarter, the ratio of (a) the sum of Operating Cash Flow during the four consecutive fiscal quarters then ending and net proceeds of asset sales received by Presidio in such four fiscal quarters then ending to
         (b) the sum of cash dividends on Presidio common stock and on any preferred stock of Presidio paid in such four fiscal quarters then ending, cash interest expense of Presidio and its Subsidiaries paid during such four fiscal quarters then ending, cash requirements for the next four succeeding fiscal quarters in respect of scheduled permanent reductions of Aggregate Commitment and the amount in such four succeeding





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         fiscal quarters of scheduled principal payments on Debt other than
         Debt incurred under the Credit Agreement, to be less than 1 to 1.

                 (g) Section 3.25 in Annex III of the Credit Agreement is deleted in its entirety and replaced by the following:

                                  "3.25    Report.  The Obligors shall provide
         the Agent with a report, certified by an authorized officer of each Obligor, no later than thirty (30) Business Days following each calendar quarter identifying for the immediately prior calendar quarter, each new well drilled or developed by the Borrower or in which the Borrower obtained an ownership interest constituting real or personal property, the value of the Borrower's interest therein calculated on a Securities and Exchange Commission PV 10 basis and such other information pertaining to each such well as the Agent may request."

                                   SECTION 2

                                Representations

                 2.1 Each Obligor represents that this Amendment No. 2 has been duly authorized, executed and delivered by such Obligor and is the valid and binding obligation of such Obligor enforceable against it in accordance with its terms.

         2.2 Each Obligor represents and warrants that, after giving effect to this Amendment No. 2, the representations and warranties in Annex II of the Credit Agreement and the Loan Documents are true and correct on the date hereof as though made on and as of such date (except for the first sentence of Section
2.2 of Annex II of the Credit Agreement which is true and correct as of December 31, 1992) and that no Default has occurred and is continuing or would result from the execution of this Amendment No. 2 or the transactions contemplated hereby.





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                                   SECTION 3

                              Conditions Precedent

                 3.1 The effectiveness of this Amendment No. 2 is subject to the satisfaction of the following conditions precedent:

                          (a) this Amendment No. 2 shall have been executed and delivered and be in full force and effect;

                          (b) receipt by the Agent of resolutions of the board of directors (or the executive committee thereof) of each Obligor authorizing this Amendment No. 2 together with relevant incumbency certificates, all as certified by a Secretary or an Assistant Secretary of each Obligor;

                          (c) all regulatory approvals, consents and other matters, if any, necessary to complete this Amendment No. 2 shall be in full force and effect;

                          (d) the representations and warranties of each Obligor contained herein and in any Loan Document, after giving effect to this Amendment No. 2, shall be true and correct on and as of the date hereof (except for the first sentence of Section 2.2 of Annex II of the Credit Agreement which is true and correct as of December 31,
         1992);

                          (e) the Agent and the Banks shall have received an opinion of Bruce R. DeBoer, counsel to the Obligors, relating to this Amendment No. 2, in a form satisfactory to the Agent and the Banks;

                          (f) the Agent and the Banks shall have received confirmation of the Guaranty by the Guarantor.

                                   SECTION 4

                                  Ratification

                 4.1      Except as expressly amended hereby





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or otherwise provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect including, without limitation, the liens and security interests created by the Mortgages which shall continue to secure the Obligations purported to be secured thereby under the Credit Agreement as amended hereby. All references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to be references to the Credit Agreement as amended hereby.

                                   SECTION 5

                                    Expenses

                 5.1 The Obligors shall pay to the Banks all expenses (including reasonable fees and disbursements of counsel and local counsel to the Agent) incurred by them in connection with the preparation, execution and delivery of this Amendment No. 2.

                                   SECTION 6

                                 Governing Law

                 6.1 THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   SECTION 7

                                 Miscellaneous

                 7.1 The headings and captions herein shall be accorded no significance in interpreting this Amendment No. 2. This Amendment No. 2:

                          (a) shall be binding and inure to the benefit of the Obligors, the Banks and the Agent and their respective successors, assigns, receivers and trustees;

                          (b)     may be modified or amended only in





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         writing signed by each party; and

                          (c) may be executed in several counterparts and by the parties hereto on separate counterparts and each such counterpart, when so executed and delivered shall constitute but one and the same agreement.

                                   SECTION 8

                                  No Novation

                 8.1 Except as expressly provided for herein, each Obligor agrees and acknowledges that this Amendment No. 2 shall not effect a novation or release of any Obligor in respect of the Obligations.





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                 The parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.


                                     PRESIDIO OIL COMPANY
                                     PRESIDIO EXPLORATION, INC.


                                     By:  /s/ C. S. Hardesty
                                        --------------------------------------
                                     Name:    C. S. Hardesty
                                          ------------------------------------
                                     Title:   Vice President
                                           -----------------------------------

                                     THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION), as
                                     agent


                                     By:  /s/ Richard F. Betz
                                        --------------------------------------
                                     Name:    Richard F. Betz
                                          ------------------------------------
                                     Title:   Vice President
                                           -----------------------------------


                                     THE BANK(S):

                                     THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION)


                                     By:  /s/ Richard F. Betz
                                        --------------------------------------
                                     Name:    Richard F. Betz
                                          ------------------------------------
                                     Title:   Vice President
                                           -----------------------------------


                                     CITIBANK, N.A.


                                     By:  /s/ Barbara A. Cohen
                                        --------------------------------------
                                     Name:    Barbara A. Cohen
                                          ------------------------------------
                                     Title:   Vice President
                                           -----------------------------------






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